UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

CRYPTOSIGN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

626 East 1820 North
Orem, UT 84097
(Address of Principal Executive Offices)

801-362-2115
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3

EXPLANATORY NOTE	5

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	7

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS	10

DESCRIPTION OF BUSINESS	11

RISK FACTORS	24

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	41

PROPERTIES	48

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	52

EXECUTIVE COMPENSATION	60

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	62

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	64

DESCRIPTION OF SECURITIES	66

LEGAL PROCEEDINGS	69

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES	70

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.	72

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT	73

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.	74

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS	75

ITEM 5.06 CHANGES IN SHELL COMPANY STATUS.	76

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	77

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS	78

SIGNATURES	79

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, or this Report, contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

•	market acceptance of our products and services;

•	competition from existing technologies or products or new technologies and products that may emerge;

•	the implementation of our business model and strategic plans for our business and our products;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products;

•	estimates of our future revenue, expenses, capital requirements and our need for additional financing;

•	our financial performance;

•	developments relating to our competitors; and

•	other risks and uncertainties, including those listed under the section titled “Risk Factors.”

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the Securities and Exchange Commission, or the SEC.

[Remainder of Page Left Blank]

EXPLANATORY NOTE

CryptoSign, Inc., a Delaware Corporation (“CryptoSign” or the “Company,” formerly StrategaBiz, Inc., Agricon Global Corporation and BayHill Capital Corporation) was incorporated in May 1983 in the State of Colorado and re-incorporated in the State of Delaware in April 2008.  The Company was formed for the purpose of pursuing a business combination through the acquisition of, or merger with, an operating business.  Previously, the Company’s business activities consisted of organizing the Company and acquiring all the shares of Canola Property Ghana Limited (“CPGL”), and Agricon SH Ghana Limited (“ASHG”), both Ghanaian companies, and locating appropriate land that might be leased for cultivating and harvesting agricultural products in Ghana. In December 2013 all operations in CPGL were transferred to ASHG and thereafter all business operations of CPGL ceased.  Effective June 20, 2014 the Company sold ASHG to Ghana Journeys Limited, a company owned by Stephen Abu, a former Vice President of the Company.  Since that time, the Company has continued to pursue opportunities for additional strategic business combinations.

On November 30, 2015, we consummated the transaction evidenced by an Agreement and Plan of Share Exchange (the "Share Exchange Agreement") dated October 8, 2015 by and among the Company, NABUfit Global ApS, a Danish company (“NABUfit Denmark”) and Mads H. Frederiksen and Ulrik Møll  (“Shareholder Representatives”), as the representatives of the shareholders holding one hundred percent (100%) of the issued and outstanding capital stock of NABUfit Denmark (collectively, the “NABUfit Shareholders” and each a “NABUfit Shareholder”), pursuant to which the Company acquired from the NABUfit Shareholders all of the issued and outstanding equity interests of NABUfit Denmark in exchange for 15,500,000 shares of the Company (the “Share Exchange”).  As a result of the Share Exchange, the NABUfit Shareholders, as the former shareholders of NABUfit Denmark, became the controlling shareholders of the Company and NABUfit Denmark became a subsidiary of the Company.  The Share Exchange was accounted for as a reverse merger/recapitalization effected by a share exchange, wherein NABUfit Denmark is considered the acquirer for accounting and financial reporting purposes.  The capital, share price, and earnings per share amount in the pro forma financial statements for the period prior to the reverse merger were restated to reflect the recapitalization in accordance with the exchange ratio established in the merger.

As a result of the Share Exchange, we discontinued our pre-exchange business, acquired the business of NABUfit Denmark and will continue the existing business operations of NABUfit Denmark as a publicly traded company under the name “NABUfit Global, Inc.” upon the effectiveness of the currently filed Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, on or after December 10, 2015.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Share Exchange will be replaced with the historical financial statements of NABUfit Denmark, prior to the Share Exchange, in all future filings with the SEC.

As used in this Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us” and “our” refer to CryptoSign, Inc., incorporated in Delaware, after giving effect to the Share Exchange.

This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Report responds to the following Items in Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 3.03	Material Modification to Rights of Security Holders

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 5.06	Change in Shell Company Status

Item 5.07	Submission of Matters to a Vote of Security Holders

Item 9.01	Financial Statements and Exhibits

Prior to the Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act). As a result of the Exchange, we have ceased to be a “shell company”. The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended, or the Securities Act.

[Remainder of Page Left Blank]

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Share Exchange

On November 30, 2015, CryptoSign, Inc. (“CryptoSign” or the “Company”) consummated the transactions contemplated by that certain Agreement and Plan of Share Exchange, dated October 8, 2015 (the "Share Exchange Agreement"), by and among the Company, NABUfit Global ApS, a Danish Company (“NABUfit Denmark”) and Mads H. Frederiksen and Ulrik Møll, as the representatives of the owners (the “NABUfit Shareholders”) of all of the issued and outstanding equity interests of NABUfit Denmark (the “NABUfit Shares”), pursuant to which the NABUfit Shareholders agreed to exchange an aggregate of 50,000 equity interests of NABUfit Denmark for 15,500,000 shares of common stock of CryptoSign (the “Share Exchange”) and as a result of which CryptoSign would become the parent of NABUfit Denmark.  Following the closing of the Share Exchange, in accordance with Section 70 of the Danish Companies Act and the Articles of Association of NABUfit Denmark, CryptoSign will offer to any NABUfit Denmark shareholder that has not consented to the Share Exchange (the “Non-Consenting Shareholders”) and therefore has not exchanged such NABUfit Denmark shareholder’s equity interests in NABUfit Denmark for shares of common stock of CryptoSign, the pro rata portion of the number of shares of common stock of CryptoSign such Non-Consenting Shareholder would have been entitled to if such Non-Consenting Shareholder had consented to the Share Exchange. Any remaining shares of common stock of CryptoSign that have not been issued to the NABUfit Shareholders at the Closing, or to the Non-Consenting Shareholders following the closing, shall be distributed pro rata among the shareholders of NABUfit Denmark that have received shares of common stock of CryptoSign based on the number of shares of common stock of CryptoSign issued to such holders in connection with the Share Exchange and the Share Exchange Agreement.

As a result of the Share Exchange, we changed our management and reconstituted our board of directors. As of the effective time of the Share Exchange, Brian Palm Svaneeneg Mertz resigned as a director and Chief Executive Officer of CryptoSign Inc. and Mads H. Frederiksen, Simon Brandt, Morten Albæk, Morten Krarup and Ulrik Moll were elected by the board to serve as officers and directors of CryptoSign.  In addition, as of the effective time of the Share Exchange, Mads H. Fredericksen was appointed to serve as the Chairman of the Board of Directors and Ulrik Moll was appointed to serve as the Chief Executive Officer. Robert Bench was retained as the President and Chief Financial Officer and Soren Jonassen and Ole Sigetty were retained as directors.

As a result of the closing of the Share Exchange, CryptoSign owns all of the outstanding equity interests of NABUfit Denmark. Prior to the consummation of the Share Exchange, CryptoSign was not engaged in any trade or business and NABUfit Denmark was engaged in developing its NABUfit virtual training and fitness products and services.  Accordingly, following the Share Exchange, the business of NABUfit Denmark constitutes the only operations of the Company.

Based on the fact that after the Share Exchange: (i) the former stockholders of NABUfit Denmark control us, (ii) we will change our name to reflect the corporate identity of NABUfit Global, Inc. (effective on or after December 10, 2015) and (iii) our only business is the business that had been previously conducted by NABUfit Denmark, for accounting purposes, NABUfit Denmark is treated as the acquirer. As a result, the historical financial statements of NABUfit Denmark have become our historical financial statements and are the historical financial statements appearing elsewhere in this Report.

Lock-up Agreements and Other Restrictions

In connection with the Share Exchange, certain NABUfit Shareholders, holding at the Closing Date an aggregate of 13,508,870 shares of our Common Stock, entered into lock-up agreements, or the “Lock-Up Agreements,” whereby they are restricted for a period of twelve months after the Share Exchange, or the Restricted Period, from certain sales or dispositions (including pledge) of all of our Common Stock held by (or issuable to) them, such restrictions together referred to as the Lock-Up.

In addition, each Restricted Holder agreed, for a period of 18 months following the Closing Date, that it will not, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise seek to hedge its position in the Common Stock.

Pro Forma Ownership

Immediately after giving effect to the Share Exchange, there were 19,437, 236 shares of our Common Stock issued and outstanding as of the Closing Date, as follows:

•	the stockholders of CryptoSign prior to the Exchange hold 3,937,236 shares of our Common Stock; and

•	the stockholders of the NABUfit Denmark prior to the Exchange hold 15,500,000 shares of our Common Stock;

In addition,

•
300,000 shares of our Common Stock were reserved for issuance under the 2008 Stock Incentive Plan as future incentive awards to executive officers, employees, consultants and directors, as of the Closing Date.  In connection with the Share Exchange, the 2008 Stock Incentive Plan was terminated, however, the Company anticipates that an equal number of shares will be reserved for issuance under a future plan.

No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding.

Our Common Stock is quoted on the QB tier of OTC Markets under the symbol “CPSN”.

Accounting Treatment; Change of Control

The Exchange is being accounted for as a “reverse merger,” “reverse re-capitalization” or “reverse acquisition,” and NABUfit Denmark is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Exchange will be those of NABUfit, and will be recorded at the historical cost basis of NABUfit, and the consolidated financial statements after completion of the Exchange will include the assets and liabilities of NABUfit, historical operations of NABUfit, and operations of the Company and its subsidiaries from the closing date of the Exchange. As a result of the issuance of the shares of our Common Stock pursuant to the Exchange, a change in control of the Company occurred as of the date of consummation of the Exchange.  Except as described in this Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company” under the Jumpstart Our Business Startups Act, or the JOBS Act, following the Exchange.  We believe that as a result of the Exchange we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

The foregoing description is only a summary and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached as Exhibit 2.1 to this Form 8-K.

[Remainder of Page Left Blank]

ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to the disclosure made under Item 1.01 of this Report, which is incorporated herein by reference.

Upon consummation of the Share Exchange, NABUfit Denmark became the subsidiary of CryptoSign.  Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, as CryptoSign was immediately before the Share Exchange, then the registrant must disclose in a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, this Report includes all of the information that would be included in a Form 10.  Please note that unless indicated otherwise, the information provided below relates to us after the Share Exchange.  Information relating to periods prior to the date of the Share Exchange only relate to the party specifically indicated.

The following information is being provided with respect to CryptoSign after giving effect to the Share Exchange pursuant to the requirements of Item 2.01 of Form 8-K and Form 10.

[Remainder of Page Left Blank]

DESCRIPTION OF BUSINESS

Immediately following the Share Exchange, the business of NABUfit Denmark became our business.

Corporate Information

As described above, we were incorporated in Colorado in May 1983 and reincorporated in Delaware in April 2008.  The Company was formed for the purpose of pursuing a business combination through the acquisition of, or merger with, an operating business.  Previously, Company’s business activities consisted of organizing the Company and acquiring all the shares of Canola Property Ghana Limited (“CPGL”), and Agricon SH Ghana Limited (“ASHG”), both Ghanaian companies and locating appropriate land that might be leased for cultivating and harvesting agricultural products in Ghana. In December 2013, all operations in CPGL were transferred to ASHG and thereafter all business operations of CPGL ceased.  Effective June 20, 2014, the Company sold ASHG to Ghana Journeys Limited, a company owned by Stephen Abu, a former Vice President of the Company.  Since that time, the Company has continued to pursue opportunities for additional strategic business combinations.

As a result of the Share Exchange, we have acquired the business of NABUfit Global ApS, a Danish company (“NABUfit Denmark”).  NABUfit Denmark commenced operations as a Danish company on June 26, 2015.

Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, and 400,000 shares of the preferred stock. Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol “CPSN”, but we anticipate changing the symbol in connection with the changing of our name.

Our principal executive offices are located at 626 East 1820 North, Orem, UT 84097. Our telephone number is (801) 362-2115. Our website address is www.nabufitglobal.com. (The information contained on, or that can be accessed through, our website is not a part of this Report.)

Company Overview

We design, manufacture and market the NABUfit virtual training and fitness products and services, a state-of-the-art online fitness portal (“NABUfit” or, the “Product”) with the option of connecting existing and future monitoring devices (wearables, etc.) to the Product. The Product incorporates interaction and input through Microsoft® Kinect® and other technologies and the option for personal data collection, coaching and teaching through mentor services.

Customers obtain access to the Product through the purchase of monthly or annual memberships and the downloading of the software or mobile device application.  The Product provides custom designed training plans, diet plans and access to mentors and coaching.

Through Microsoft® Kinect®, the NABUfit technology collects data and measures each exercise relatively to a set standard and past performances.  Based on the data collection and registration in the Kinect® module the user will receive immediate feedback, e.g. as a percentage, a graphic or an emoticon depending on how well the exercise has been performed. This provides a unique quality assurance ensuring maximum effect of the training. The quick feedback will also reduce the risk of injuries and streamline time spent on training.  Users can access training data, statistics and results online or through mobile device applications.

Membership of the portal will be divided into two levels – a basic membership and a VIP membership.  The difference between the levels of membership will be primarily based upon the access to features and to mentors.

The portal also offers a social forum for its users, where users can interact with like-minded members and train with them virtually. Some people will experience increased motivation by being part of a group. The member can allow others to see all or part of his profile. The personal profiles of the members can be matched, so the portal will suggest network and training mates, and thereby helping to ensure the optimum composition. It will be possible to do real-time training with training mates by sharing the screen in a videoconference on the portal.

The Portal Structure

Users gain access to the product through the online portal or through the mobile device application.  Without a membership, visitors will be able to access the portal and view a limited number of features and training plans.  Users who subscribe will gain full access to all features and training plans.

Upon subscription, users create a profile and can take an optional physical test to establish a baseline.  Users set goals based on their profile and custom training plans and diets designed to help reach set goals.

Memberships

Users can subscribe to basic or VIP membership to the Product.  A basic membership will give access to:

a.
Physical test – users are given access to multiple different physical tests which can be carried out at home, at the workplace or with the assistance of one or more of the NABUfit authorized business partners

b.	Standard training plans – users receive access to predefined training plans in video library and in the Kinect module including access to plans made by professional athletes

c.	Standard diet plans – users receive access to predefined diet plans including access to plans made by professional athletes

d.
Individual training plans according to personal goals – users receive assistance in creating training plans based upon personal preference and goals e.g. weight loss, increased muscle mass, increased fitness level etc.

e.
Special training plans for practitioners of specific sports – users receive customized training plans and assistance based upon specific sports and disciplines such as running, cycling, cross-fit, boxing, tennis, table tennis, swimming etc.

f.	Mentoring- users receive access to mentoring and feedback from professional mentors and athletes and the option to engage such mentors for one-on-one training at an additional cost.

g.	Prevention of overtraining – user receives information on the portal and personal notifications about how to properly train and prevent injuries

h.	Kinect module – by using the Kinect module, users can record data and receive feedback giving users the opportunity to see training results, training history and system analysis

i.	Sharing of training results – users can share training results and information on the portal and through social media and in social forums with other users

j.
Points system – users can score points by carrying out a certain number of training plans, by attracting new members to the portal etc.  Points can be used in the web shop for purchasing devices, clothing etc.

k.	Ratings – users will receive ratings based upon efforts and results – and some of these ratings will also release points and personal greetings from professional mentors.

In addition to the basic membership, a VIP membership will give Users access to special and limited offers only for VIP members. Focus will be on unique experiences and events with professional athletes offered with limited access.

a)	Special events with professional mentors and sports stars – special NABUfit initiatives for the VIP´s

b)	Try the latest NABUfit features as the first persons – free trial giving feedback

c)	Special editions offered – special produced and limited editions of training clothes and shoes, gadgets etc. with NABUfit VIP logo will be available for purchase in a special web shop

d)	Access to a panel of sports stars – the sports stars will offer different services and products for the VIP´s e.g. webinars and personal coaching

Mentors

Users of the portal can purchase personalized training programs and diet plans from one or more of the Company’s professional mentors. The platform will facilitate the contact between mentors and members. The member will pay the mentor through the portal for the services provided by the mentor.  The portal will charge a small transaction fee related to the fees charged by the mentor for the services or the plan.  In addition, users can receive mentoring services from other members and those members may charge fees in connection with those services, for which the Company will charge a small transaction fee.

The mentors are divided into two groups:

•
Amateur mentors: Members of the portal can choose to let other members get access to his training and diet plans or his coaching in exchange for a fee. Members using and paying for these services can subsequently rate the mentor and his services. This allows members to develop expertise as mentor, to develop training programs, to share their expertise and training programs and to be compensated in the process. The portal will not be involved in certifying or approving the mentor and his services letting the members to evaluate and express their experiences.

•
Professional mentors: The portal will provide access to training programs and services provided by professional trainers and athletes.  In addition to a team of selected professional mentors, trainers and athletes, members and other providers of training with documented professional competencies can be certified and approved to offer professional training- and diet plans and coaching through the portal. Pro-mentors will be charged a fee for the certification. Pro-mentors will offer their professional online support based on the member’s personal profile, physical tests and training statistics from the system. The pro-mentor can create and edit plans, change exercises and severity with the purpose to customize the level of training and diets to the member’s level, development and goal.

Web Shop

The portal will collect user data with the purpose to generate added sales and sell new products through direct marketing and the web shop.

Sales will take place from the web shop for members and will feature tools for training (rubber bands, weights etc.) books about diet and training, branded training clothes with print, pulse watches and other monitoring devices, other types of memberships etc.

[Remainder of Page Left Blank]

NABUfit
Online Portal
Client application (free)
Client application (subscription fee)
Mentorship creation w. certification
Mentorship creation
Free memberships
» Access to video library
» Access to activity excersices
» Access to standard training plans - incl. few predefined training plans and some training plans used by sportsstars
» Social network (link to online medias)
Upgrade
Members, basic and VIP-memberships
» Tests and follow ups on physical level [w. Kinect]
» Access to standard training plans - predefined training plans incl. training plans used by sportsstars
» Train as the sportsstars
» Statistics
» "Personal" greetings from sportsstars
» Access to diet plans [via mentors]
» Online monitoring / coaching [mentor]
» Social network (link to online medias)
» Personal profile
» Pointsystem
» Ratings
Professional mentors (certified)
» Access to mentor training plans
» Access to mentor diet plans
» Coaching
» Mentor ratings
» Online customer monitoring
» Feedback on training [w. Kinect]
» Professional mentors can develop new trainingplans based on our library
VIP-mentor (Celebs)
» Access to VIP-mentor trainingplans
» Access to VIP-mentor diet-plans
» Charity
mentor service
Amateur mentor (not certified)
» Access to mentor trainingplans
» Access to mentor dietplans
» Online customer monitoring
» Mentor ratings
» Coaching
mentor service
Internal webshop
» Pointsystem
» Merchandise
» Accessories
» Giftcards
Discount coupons
Eksternal shops
» Merchandise
» Accessories

Our Strategy

Our objective is to make NABUfit the premier online fitness and training platform in key markets, beginning with China, Europe and North America. To achieve this goal, we intend to do the following:

•	Concentrate on Key Markets, beginning with China, Europe and North America.

•	Coordinate with strategic partners in each of the target markets for marketing and distribution.

•	Market NABUfit with the help of professional and notable athletes.

•	Use Social Media and Online Marketing.

•	Maintain our competitive lead through continued innovation.

The Company will initially market its products and services in China, Europe and North America.  China has a current population of approximately 1.4 billion people1 of which approximately 14% (189 million people) belong to the upper middle class and 50% (779,000,000) are living in urban areas. Growth of the e-commerce market in China is growing rapidly.2  E-commerce in 2012 generated more than 1 trillion yuan of transactions (45% for B2C and 55% for B2B) (source: iResearch) and the number of online shoppers in China has grown from 160 million in 2010 to 360 million in 2014.3   Experts expect that e-commerce will continue to rise4. The mainland's middle-income class grew by 203 million people in the 10 years after 2001, a Pew Research Centre report found - evidence, it said, of a "pivot to the east". 5 This rising population will struggle with life style diseases, lack of time and increased need for healthy diet and physical training.

1 http://www.worldometers.info/world-population/china-population/
2 http://www.chinainternetwatch.com/tag/e-commerce/
3 http://www.statista.com/statistics/277391/number-of-online-buyers-in-china/
4 http://www.mckinsey.com/insights/asia-pacific/china_e-tailing
5 http://www.scmp.com/news/china/article/1835527/chinas-middle-class-grew-203-million-10-years-report

In the U.S., three-quarters of online consumers (75%) owned some kind of health and fitness technology product in 2013, up from 61 percent in 2012, according to CEA6.  Pedometers (37%) rank as the most popular fitness technologies owned by Americans according to CEA, followed by fitness video games (26%) and portable heart rate monitors (21%)7.  CEA stats show consumer ownership of health and fitness aps more than doubled from 8% in 2012 to 20% in 2013 as developers created more user-friendly apps for smartphones and other mobile devices8. Consumer ownership of dedicated wearable health and fitness devices worldwide tripled from three percent in 2013 to nine percent in 2013 as new wearable’s were introduced and existing products gained greater adoption, according to CEA9.  Some 90 million wearable devices were shipped worldwide in 2014, driven largely by the popularity of health and fitness applications, according to ABI Research10. The number of wearable health and fitness devices shipped annually around the world will climb as high as 170 million by 2017, an annual growth rate of 41%, according to ABI Research11. The global market for wearable wireless devices will reach USD 6 billion in revenues by 2016 despite such limiting factors as lack of suitable technology, poor user compliance, and lack of an overall enhanced experience, according to IMS Research12.

The dynamic growth of mobile devices will continue to drive the sale of related accessories, giving manufacturers and retailers a wealth of opportunities – along with an equal amount of challenges – to increase revenue, margin and customer traffic in-store and online which NABUfit expect to gain from.  By most, if not, all accounts, 2014 was a breakout year for health and fitness technology gadgets, software apps and other products.  As more Americans turn to calorie trackers, fitness video games, pedometers, heart rate monitors, fitness trackers, digital weight scales, lab counters, smart watches, motion sensors in sports gear sleep trackers, blood pressure monitors, accelerometers and smartphone apps for assistance with their daily health and fitness routines, these digital tech products are going mainstream.

While such relatively low-tech devices as pedometers still account for the biggest share of the market, more advanced tech products like fitness video games and portable heart rate monitors are now making inroads, giving rise to such popular consumer brands as Fitbit, Nike, FuelBand, Adidas, miCoach, Philip Activa, Samsung MyFit and Jawbone13.

6http://content.ce.org/PDF/2014DigitalAmerica_abridged.pdf#page=11 (page 43)
7 http://content.ce.org/PDF/2014DigitalAmerica_abridged.pdf#page=11 (page 43)
8 http://content.ce.org/PDF/2014DigitalAmerica_abridged.pdf#page=11 (page 43)
9 http://content.ce.org/PDF/2014DigitalAmerica_abridged.pdf#page=11 (page 43)
10 http://content.ce.org/PDF/2014DigitalAmerica_abridged.pdf#page=11 (page 43)
11 http://content.ce.org/PDF/2014DigitalAmerica_abridged.pdf#page=11 (page 43)
12 http://content.ce.org/PDF/2014DigitalAmerica_abridged.pdf#page=11 (page 43)
13 http://content.ce.org/PDF/2014DigitalAmerica_abridged.pdf#page=11 (page 43)

Likewise, the European fitness industry enjoyed a dramatic increase during 2014 according to the European Health & Fitness Market Report14, published by EuropeActive, the European fitness trade association and Deloitte.

In 2014, there were 50.1 million members in European wellness and fitness centers, which is an increase for 9% compared to 201315. This is also reflected in the sales of fitness related products, online videos and wearables.

Customers

•	NABUfit Members:

o	Persons becoming members of the NABUfit portal (Basic and VIP) and buying training modules, diet programs, other programs and features offered on the portal

•	Amateur and professional mentors and others offering their training and diet modules and plans on the portal:

o	The Company will receive a percentage of fees charged by professional and amateur mentors; and

o	The Company will charge a fee to mentors to become licensed on the portal.

Sources of Income and Pricing

The basic membership is priced at $5 USD per month, which is less than or comparable with other virtual or online training programs and is generally less than most gym memberships. We anticipate that a VIP membership will be priced at $10 USD per month.  In addition, users will be able to purchase additional products, access to additional programs, personal access to mentors and their training programs and other additional options.  NABUfit will receive membership fees, a percentage of additional purchases, transaction fees and revenue from sales of other products, goods and services offered on the portal.

Monthly membership fee:

Members will pay a monthly fee for a basic or a VIP membership of NABUfit. Access to professional and amateur mentoring and other offers on the portal can be purchases separately.

Certification fee:

Members of the portal can offer training and diet plans to other members on the portal and achieve certification as an amateur mentor.  Certification by a member as an amateur mentor requires payment of a certification fee.

In addition, the portal will offer professional trainers and athletes the opportunity to be certified as a pro- mentor for a certification fee. Professional mentors may offer and sell their training and diet programs and offer ongoing services.

14 https://www2.deloitte.com/content/dam/Deloitte/pl/Documents/Press/pl_PRESS_RELEASE_EuropeActive.pdf
15 https://www2.deloitte.com/content/dam/Deloitte/pl/Documents/Press/pl_PRESS_RELEASE_EuropeActive.pdf

Transaction fee:

The portal is a total solution connecting members with all providers of training on the portal.  The Company anticipates charging a transaction fee of approximately 15% on all transactions on the portal taking place between mentors and members.

Top ranking fee

The top ranking is a feature offered to mentors for them to buy a higher ranking as compared to other mentors on the portal. This can be introduced when the portal reaches a higher number of members – expectedly during year 2. Both professional and amateur mentors can use top rankings to promote their products and services.  Top ranking is connected to rating so that a mentor can only buy top ranking within the rating he has achieved.

Web shop

Finally, there will be income connected to the sale of products in the web shop, where members can use cash or earned points to purchase items.

Competition

Exercise and fitness programs, mentoring and coaching designed to help individuals achieve health and fitness through diet and training is not a new or revolutionary concept in itself.  There are many products and programs in this market, including many providers of online solutions. But offering a portal that includes mentoring and programs offered by professional athletes and trainers with customized diet and training programs and real time interaction and feedback through monitoring system is certainly revolutionary.

To our knowledge, there are no companies offering products with all of the features of NABUfit in the target markets of China, Europe and the United States and those companies with similar products do not have Chinese versions of their platforms.

China will be the first market area for the portal, followed by North America and Europe. The portal will be developed in Denmark and technology transferred to China, North America and throughout Europe, with local teams in the target markets assisting in the translation and further development and operation according to market potential and needs.

Sales and Marketing

The Company will place a large emphasis on social media for the marketing and advancement of the portal.  For instance, the population of China is unusually frequent users of social media.  A new survey of 5,700 Internet users in China has found that 95 percent of those living in Tier 1, Tier 2, and Tier 3 cities are registered on a social-media site16; in addition, the country has by far the world’s most active social-media population, with 91 percent of respondents saying they visited a social-media site in the previous six months, compared with 30 percent in Japan, 67 percent in the United States, and 70 percent in South Korea17.

16 http://www.mckinsey.com/insights/marketing_sales/chinas_social-media_boom
17 http://www.mckinsey.com/insights/marketing_sales/chinas_social-media_boom

While messaging and sharing photos is as popular in China as in other regions, one aspect of usage in the country stands out: social media has a greater influence on purchasing decisions for consumers in China than for those anywhere else in the world18. Chinese consumers are more likely to consider buying a product if they see it mentioned on a social-media site and more likely to purchase a product or service if a friend or acquaintance recommends it on a social-media site.

Chinese consumers rely heavily upon peer-to-peer recommendations over general mass advertising. In general, the Chinese populace is skeptical of information from news sources and advertising and rely more on word-of-mouth from friends, family, and key opinion leaders, many of whom share information on social media. 19

Due to the widespread use of social media in China and North America, the Company will focus its marketing efforts on this medium.  The Company will be present with its own social media site on the largest Chinese social media platforms and be linked to the sites of sports stars and their profiles on the social media. Sale of memberships, products and services will take place on the portal.  With regards to North America and European Market, we anticipate employing a similar strategy.

With professional help and knowledge about Chinese conditions a digital strategy for SEO, social media marketing in China will be produced to initiate the optimal on line marketing. As a part of this an introductory video will be produced and flash mobs will be initiated and recorded to be disseminated on the social media.

Then the presence has to be cared for and maintained with a high level of activity, relevant content, news, competitions, highlighting of individual members etc.

Major Western social media outlets such as Facebook, YouTube, Twitter and Google search engine are blocked in China and can only be used in very few places with VPN. On the other hand, China has a wide range of its own social media with a very large number of users.

Twitter-like media:

• Sina Weibo: the most popular platform with 600 million registered users and about 300 million active users.

• Tencent Weibo: about 230 million registered users

Facebook-like media:

• RenRen (Xiaonei): about 194 million registered users, 54 million active users per month

• Kaixin 001: about 113 million users

• Pengyou (Tencent): about 259 million registered users + Tencent QQ network (messenger) with 784 million users

Yelp-like media:

• Dianping.com: 170 million active users per month

MySpace-like media:

• DOUBAN: more than 100 million users

18 http://www.mckinsey.com/insights/marketing_sales/chinas_social-media_boom
19 http://www.mckinseychina.com/chinas-social-media-boom-2/#sthash.Bcv1swAL.dpuf

Google-like search engine:

•           Baidu (largest)

Manufacturing

The Company does not at this time engage in any manufacturing but may engage in manufacturing of products to be sold on the Company’s website in the future.

Intellectual Property

As a company primarily focused on fitness and training platforms with interactive interfacing technologies, we expect that our intellectual property constitutes a significant part of our assets.  Protection of our intellectual property is being pursued in Denmark, China and the United States, along with, common-law trademarks, trade secrets and know-how protection.

Research and Development

Certain modules of the NABUfit product are based upon the Microsoft technology platform, which the Company believes provides optimal scalability at this time. The Company has a very good relationship with Microsoft and continues to work with Microsoft towards the development of its products. Microsoft sees the NABUfit value proposition to customers, and as such Microsoft has agreed to grant the Company the necessary Microsoft licenses, at a value of USD $20,000, for free.

The Company has identified a strong in-house development team headed by experienced individuals with significant experience in driving larger, complex products, including products for one of the largest providers of Energy in Denmark.

The Company is driving the development based on SCRUM, which is a well-known software development tool securing full transparency of the development. SCRUM provides a vast visual picture of how far development is according to the original plan.

Additional members of the in-house development team will be added as required.

Government Regulation

To the Company’s knowledge, there are no legal issues in selling the Company’s products or services in the expected markets and regions.

Employees

At November 30, 2015, we had 8 full-time employees. Within our workforce at November 30, 2015, 3 employees are engaged in research and development and 5 employees in business development, finance, human resources, facilities, information technology and general management and administration. We expect the number of employees to rise to more than 25 in 2016. We have no collective bargaining agreements with our employees, and we have not experienced any work stoppages. We consider our relations with our employees to be good.

Properties

Our corporate headquarters are located in Frederica, Denmark and our U.S. mailing address is 626 East 1820 North, Orem, Utah 84097.  The Company does not own any properties, but currently leases office space in Denmark for $762 (DKK 5,039) per month, without annual escalation.  The term of the lease is five  years, however, the  Company can terminate the lease with six months’ notice but not before October 1, 2017.

 Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently a party to in any legal proceeding that we believe would have a material adverse effect on our business, financial condition or operating results.

[Remainder of Page Left Blank]

RISK FACTORS

You should consider carefully the risks and uncertainties described below, together with all of the other information in this Current Report on Form 8-K. If any of the following risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. The risks described below are not the only risks facing the Company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and results of operations and/or prospects.

Risks Related to Our Business and Strategy

The Company lacks an established operating history on which to evaluate its business and determine if it will be able to execute our business plan, and can give no assurance that operations will result in profits.

On November 30, 2015, the Company acquired 100% of the outstanding capital stock of NABUfit Global ApS, a Danish company (“NABUfit Denmark”) for the purpose of executing the business plan of NABUfit Denmark.  NABUfit Denmark was incorporated in Denmark on June 26, 2015 and operates an online fitness and training platform.  NABUfit Denmark has a limited operating history that makes it difficult to evaluate its business.  NABUfit Denmark has recently begun its operations, and cannot say with certainty when it will begin to generate revenue or achieve profitability.  No assurance can be made that the Company will ever become profitable.

As a rapidly growing company with a relatively limited operating history at our current scale, we face increased risks, uncertainties, expenses and difficulties.

We have a limited operating history at our current scale, and we have encountered and will continue to encounter risks, uncertainties, expenses and difficulties, including:

• developing and launching the NABUfit portal ("NABUfit") and gaining market acceptance and penetration;
• attracting customers
• entering into new markets and introducing new loan products;
• continuing to develop, maintain and scale our platform;
• effectively using limited personnel and technology resources;
• effectively maintaining and scaling our financial and risk management controls and procedures;
• maintaining the security of our platform and the confidentiality of the information provided and   utilized across our platform; and
• attracting, integrating, and retaining an appropriate number of qualified employees.

If we are not able to timely and effectively address these requirements, our business and results of operations may be harmed.

We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

We have historically incurred substantial net losses, including net losses of $109,213 during the three months ended September 30, 2015 and $109,213 during the period from inception (June 26, 2015 through September 30, 2015). We expect our net losses to continue as a result of ongoing expansion of our commercial operations, including increased manufacturing, sales and marketing costs. These net losses have had, and will continue to have, a negative impact on our working capital, total assets and stockholders’ equity. Because of the numerous risks and uncertainties associated with our commercialization efforts, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our inability to achieve and then maintain profitability could harm our business, financial condition, results of operations and cash flows.

Further, the net losses we incur may fluctuate significantly from quarter-to-quarter and year-to-year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance quarter-to-quarter and year-to-year, due to factors including the execution of collaboration, licensing or other agreements and the timing of any payments we make or receive thereunder.

In that the Company only recently commenced business operations, the Company relied on loans and on sales of its debt and equity securities to continue operations. If the Company is unable to raise funds through sales of its securities, there can be no assurance that the Company will be able to implement its business plan, generate sustainable revenue or ever achieve profitable operations. The Company expects to have operating losses until such time as it develops a substantial and stable revenue base. The Company cannot assure you that it can achieve or sustain profitability on a quarterly or annual basis in the future.

If we do not obtain adequate financing, our business will fail.

If we are not successful in earning revenues once we have started our business activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company's ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Our operating results may prove unpredictable

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the market of our product; fluctuations in the demand; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

We require additional funding to develop our business as planned, over the next 24 months.  If we do not secure this funding, we may not be able to develop our business and distribute our product, which will prevent us from generating revenues and achieving profitability.

We anticipate that we will require additional funding of at least $3,000,000 over the next 24 months in order to develop our business. Our failure to raise such additional capital or generate the cash flows necessary to finance our business could force us to limit or cease our operations. Our business plan contemplates that we will further develop our website, commence product marketing and enter into agreements with a number of personal trainers. Accordingly, we will need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all.

If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, distribute and market our products, which would negatively impact our business and our ability to generate revenues and achieve profitability.

Our business model is not proven and our services may not be attractive to consumers.

The concept of personal training is strongly established with medium and high-end health clubs generating significant revenue.  However, our business concept revolves around a virtual “gym” with online training and plans being provided through our portal and personal trainers and mentors working with a client remotely, without the aid of facilities provided by a health club.  Though we believe that this is an attractive alternative for clients who are not able to make it to a health club, especially in target markets such as China, or simply find it inconvenient to leave their home to work out, this business model is not yet established in the industry and we will have to convince our customers that remote personal training can be an effective way to maintain a healthy lifestyle.

We believe that we will be successful in marketing our services, but there can be no assurance that we will be able to attract sufficient consumers to achieve profitability or even generate anything but minimal revenues.  If our services are not accepted by consumers, we will fail.

We will rely on third party teleconferencing systems and there can be no assurance that such systems will perform effectively and consistently.  If we are not able to find a consistent third party teleconferencing system, we may not be able to secure long-term customers and our revenues will suffer.

We could incur significant expenses, lost revenue, and reputational harm if we fail to detect or effectively address such issues of communication between the mentors, personal trainers and the users.

Our stand-alone software products also may experience quality or reliability problems. The software we license or develop may contain bugs and other defects that interfere with its intended operation. Any defects we do not detect and fix could result in reduced sales and revenue, damage to our reputation, repair or remediation costs, or legal liability. If our customers face continuing difficulties with communicating with their personal trainers, they may discontinue using our service and we will not be able to generate revenues.

Since we are a new company and lack an operating history, we face a high risk of business failure, which would result in the loss of your investment.

We have only a limited operating history upon which an evaluation of its prospects can be made.  NABUfit Denmark was incorporated in June 2015 and to date we have been involved primarily in the creation of our business plan, development and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company's planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar product, the entry of new competitors into the online fitness industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the fitness industry and general economic conditions. Accordingly, our future revenue and operating results are difficult to forecast.

As of the date of this report, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

We may be unable to gain any significant market acceptance for our products and services or establish a significant market presence.

Our growth strategy is substantially dependent upon our ability to market our product successfully to prospective clients in the target markets, which shall initially be China, Europe and the United States.   This requires that we heavily rely upon our development and marketing partners in the target markets.  Failure to select the right development and marketing partners in the target markets and other target markets will significantly delay or prohibit our ability to develop the products and services, market the products and gain market acceptance.  Our products and services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.

The amount of money people spend on health and fitness is subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The economies of our target markets are generally affected by numerous factors and conditions, all of which are beyond our control, including (a) interest rates; (b) inflation; (c) employment levels; (d) changes in disposable income; (e) financing availability; (f) federal and state income tax policies; and (g) consumer confidence.

If we do not compete effectively in our target markets, our operating results could be harmed.

The online fitness and training market is highly competitive and evolving. We will compete with gyms, fitness centers, fitness equipment providers, other virtual trainers and training programs provided by more established companies with better name recognition and stronger capitalization.

Many of our competitors operate with different business models, have different cost structures or participate selectively in different market segments. Most of our current or potential competitors have significantly more financial, technical, marketing, and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products, platforms and distribution channels.  Our competitors also have longer operating histories, more extensive customer bases, greater brand recognition and brand loyalty and broader customer and partner relationships than we have. For example, more established companies that possess large, existing customer bases, substantial financial resources and established distribution channels exist in the market.  Additionally, a current or potential competitor may acquire one of our existing competitors or form a strategic alliance with one of our competitors. Our competitors may be better at developing new products, responding quickly to new technologies and undertaking more extensive marketing campaigns. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our products and services could stagnate or substantially decline, we could experience reduced revenue or our marketplace could fail to achieve or maintain more widespread market acceptance, any of which could harm our business.

If potential users within the target markets do not widely adopt online or virtual training or NABUfit fails to achieve and sustain sufficient market acceptance, we will not generate sufficient revenue and our growth prospects, financial condition and results of operations could be harmed.

NABUfit may never gain significant acceptance in the marketplace and, therefore, may never generate substantial revenue or allow us to achieve or maintain profitability. Widespread adoption of virtual and online training portals in the target markets depends on many factors, including acceptance by users that such systems and methods are more convenient or superior to going to a gym or other option other options. Our ability to achieve commercial market acceptance for NABUfit or any other future products also depends on the strength of our sales, marketing and distribution organizations.

We require our clients to have and maintain adequate technology equipment.

Users of the NABUfit portal are required to have personal computers and mobile devices with adequate internet access.  In addition, some features of our products require input from the Microsoft X-Box ® Kinect ®.  Potential users who do not have such equipment will not be able to access the portal without first purchasing such items.  This additional cost may discourage potential clients from purchasing our products and services.

We may not be able to generate sufficient revenue from the commercialization of NABUfit to achieve and maintain profitability.

We rely solely on the commercialization of NABUfit to generate revenue, and we expect to generate substantially all of our revenue in the future from subscriptions to the NABUfit portal and the sale of products and services on such Portal. To date, we have not generated any revenue from subscriptions or sales.  We cannot assure you that we will be able to generate such income, achieve, or maintain profitability. If we fail to successfully commercialize NABUfit, we may never receive a return on the substantial investments in product development, sales and marketing we have made, as well as further investments we intend to make, which may cause us to fail to generate revenue and gain economies of scale from such investments.

In addition, potential customers may decide not to purchase NABUfit, or our customers may decide to cancel subscriptions.

If NABUfit does not perform as expected, or if we are unable to satisfy customers’ demands for additional product features, our reputation, business and results of operations will suffer.

Our success depends on the market’s confidence that NABUfit can develop and provide a reliable, high-quality fitness experience. We currently do not have a completed product and therefore, we have no way to predict the success, efficacy or reliability of NABUfit. We believe that our customers are likely to be particularly sensitive to poor design, functionality, product defects and errors.  In addition, our customers are technologically well informed and may have specific demands or requests for additional functionality. If we are unable to meet those demands through the development of new features for NABUfit or future products, those new features or products do not function at the level that our customers expect, we are unable to increase throughput as expected or we are unable to obtain regulatory clearance or approval of those new features or products, where applicable, our reputation, business and results of operations could be harmed.

We may not be able to attract qualified trainers, mentors or professional athletes, which will decrease the value of our product offering and may make it difficult to differentiate NABUfit from other online training programs.

Our strategy includes developing relationships with professional trainers and athletes that can act as mentors to our clients and provide one-on-one virtual training programs. If we are unable to establish relationships with these trainers and athletes or if these mentors determine that NABUfit is not effective or that alternative products are more effective, or if we encounter difficulty promoting adoption or establishing NABUfit as a standard, our ability to achieve market acceptance of NABUfit could be significantly limited.

We have no experience in marketing and selling NABUfit, and if we are unable to adequately address our customers’ needs, it could negatively impact sales and market acceptance of NABUfit and we may never generate sufficient revenue to achieve or sustain profitability.

We have no experience in marketing and selling NABUfit.  NABUfit is a new product and our future sales will largely depend on our ability to establish our marketing efforts in the target markets and adequately address our customers’ needs.  We believe it is necessary to establish a strong marketing campaign through social media and other outlets.   Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we are unable to adequately market our products, it will negatively impact sales and market acceptance of NABUfit and we may never generate sufficient revenue to achieve or sustain profitability.

The payment structure we use in our customer arrangements may lead to unpredictable revenue

Users of the NABUfit portal will become members through a monthly subscription model.  Subscribers will provide credit card or ACH information and monthly payments will be made automatically.  However, subscribers may cancel their memberships at any time, which may result in unpredictable revenue streams and fluctuations in operating cash flows.  Therefore, we cannot rely upon our operating results in any particular period as an indication of future performance.

We may not be able to develop new products or enhance the capabilities of NABUfit to keep pace with our industry’s rapidly changing technology and customer requirements.

Our industry is characterized by rapid technological changes, new product introductions, enhancements, and evolving industry standards. Our business prospects depend on our ability to develop new products and applications for our technology in new markets that develop as a result of technological and scientific advances, while improving the performance and cost-effectiveness of NABUfit portal.  New technologies, techniques or products could emerge that might offer better combinations of price and performance than NABUfit systems. The market for online or virtual fitness is characterized by rapid innovation and advancement in technology. It is important that we anticipate changes in technology and market demand.  If we do not successfully innovate and introduce new technology into our anticipated product lines or effectively manage the transitions of our technology to new product offerings, our business, financial condition and results of operations could be harmed.

We may acquire other businesses, form joint ventures or make investments in other companies or technologies that could negatively affect our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.

We may pursue acquisitions of businesses and assets. We also may pursue strategic alliances and joint ventures that leverage our proprietary technology and industry experience to expand our offerings or distribution. We have no experience with acquiring other companies and limited experience with forming strategic partnerships. We may not be able to find suitable partners or acquisition candidates, and we may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. Any future acquisitions also could result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company also may disrupt ongoing operations and require management resources that we would otherwise focus on developing our existing business. We may experience losses related to investments in other companies, which could harm our financial condition and results of operations. We may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture.

Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

To finance any acquisitions or joint ventures, we may choose to issue shares of common stock as consideration, which could dilute the ownership of our stockholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our Common Stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using our stock as consideration.

Risks Related to Our Reliance on Third Parties

We will depend on third-parties to market NABUfit in international markets.

We will depend on a number of third parties to market and sell NABUfit internationally. We may not be able to successfully identify marketing and distribution partners and even if we do, such parties may not be able to successfully market and sell NABUfit and may not devote sufficient time and resources to support the marketing and selling efforts that enable the product to develop, achieve or sustain market acceptance. Any of these factors could reduce our revenue from affected international markets, increase our costs in those markets or damage our reputation. In addition, if we are unable to attract additional international distributors, our international revenue may not grow.

We depend on third-parties technologies.

Certain modules of our NABUfit product is built upon Microsoft technologies and as such we are dependent upon licenses from Microsoft and others.  In the event that such licenses are terminated, the Company will not be able to operate its technologies or conduct its business.

Risks Related to Being a Public Company

We incur significant costs as a result of operating as a public company and our management expects to devote substantial time to public company compliance programs.

As a public company, we incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission, or SEC, and the OTC Markets. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the manner in which we operate our business. Our management and other personnel devote a substantial amount of time to these compliance programs and monitoring of public company reporting obligations and as a result of the new corporate governance and executive compensation related rules, regulations and guidelines prompted by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and further regulations and disclosure obligations expected in the future, we will likely need to devote additional time and costs to comply with such compliance programs and rules. These rules and regulations cause us to incur significant legal and financial compliance costs and make some activities more time-consuming and costly.

To comply with the requirements of being a public company, we may need to undertake various actions, including implementing new internal controls and procedures and hiring new accounting or internal audit staff. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Securities Exchange Act of 1934, or the Exchange Act, is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls could negatively impact the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act, harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of our prior period financial statements. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Stock could decline. In addition, if we are unable to continue to meet these requirements, our Common Stock may not be able to remain eligible for quotation on the OTC Markets or meet the eligibility requirements for the NASDAQ Stock Market, or NASDAQ.

We are currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. We are required to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company” as defined in the JOBS Act depending on whether we choose to rely on certain exemptions set forth in the JOBS Act. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, which could harm our business.

Risks Related to Administrative, Organizational and Commercial Operations and Growth

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

We anticipate growth in our business operations. This future growth could create a strain on our organizational, administrative and operational infrastructure, including technical support and customer service, marketing and general and financial administration.  Our ability to manage our growth properly will require us to continue to improve our operational, financial and management controls, as well as our reporting systems and procedures.

The loss of our President and Chief Executive Officer or our inability to attract and retain highly skilled developers and other personnel could negatively impact our business.

Our success depends on the skills, experience and performance of our Chief Executive Officer, Ulrik Moll, and other key employees.  The individual and collective efforts of these employees will be important as we continue to develop NABUfit and as we expand our commercial activities. The loss or incapacity of existing members of our executive management team could negatively impact our operations if we experience difficulties in hiring qualified successors. Our executive officers have employment agreements; however, the existence of an employment agreement does not guarantee the retention of the executive officer for any period of time.

We face risks associated with our international business.

We plan to initially market NABUfit in the target market of China. In addition to our marketing and sales of NABUfit in China, we will also market NABUfit in North America, Europe and the Pacific Rim. Our international business operations are subject to a variety of risks, including:

•	changes in uncertainties relating to foreign rules and regulations that may impact our ability to sell NABUfit or perform services;

•
tariffs, export or import restrictions, restrictions on remittances abroad, imposition of duties or taxes that limit our ability to move NABUfit out of these countries or interfere with the import of essential materials into these countries;

•	fluctuations in foreign currency exchange rates;

•	economic, political or social instability in foreign countries and regions; and

•	an inability, or reduced ability, to protect our intellectual property, including any effect of compulsory licensing imposed by government action.

We expect that we will begin expanding into other target markets; however, we cannot assure you that our expansion plans will be realized, or if realized, be successful. We expect each market to have particular regulatory and funding hurdles to overcome and future developments in these markets, including the uncertainty relating to governmental policies and regulations, could harm our business. If we expend significant time and resources on expansion plans that fail or are delayed, our reputation, business and financial condition may be harmed.

Our results may be impacted by changes in foreign currency exchange rates.

Currently, the majority of our international sales contracts are denominated in U.S. dollars. We pay certain of our suppliers in a foreign currency under the terms of their supply agreements, and we may pay other suppliers in the future in foreign currency. As a result, an increase in the value of the U.S. dollar relative to foreign currencies could require us to reduce our selling price or risk making NABUfit less competitive in international markets or our costs could increase. Also, if our international sales increase, we may enter into a greater number of transactions denominated in non-U.S. dollars, which could expose us to foreign currency risks, including changes in currency exchange rates. We do not currently engage in any hedging transactions. If we are unable to address these risks and challenges effectively, our international operations may not be successful and our business could be harmed.

We depend on our information technology systems, and any failure of these systems could harm our business.

We depend on information technology and telecommunications systems for our operations. We have developed propriety software related to the NABUfit portal and its interface with the Microsoft Kinect. Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our information technology and telecommunications systems, failures or significant downtime of our information technology or telecommunications systems or those used by our third-party service providers could prevent us from providing maintenance and support services to our customers, conducting research and development activities and managing the administrative aspects of our business. Any disruption or loss of information technology or telecommunications systems on which critical aspects of our operations depend could harm our business.

Risks Related to Intellectual Property

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We rely upon patents, trademarks, copyright and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants and third parties, to protect our confidential and proprietary information. Significant elements of NABUfit are based on unpatented trade secrets and know-how that are not publicly disclosed. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed.

Any failure to protect our own intellectual property rights could impair our brand, negatively impact our business or both.

Our success and ability to compete also depend in part on protecting our own intellectual property. We rely on a combination of patents, copyright, trade secret, trademark and other rights, as well as confidentiality procedures and contractual provisions to protect our proprietary technology, processes and other intellectual property. However, the steps we take to protect our intellectual property rights may be inadequate. Third parties may seek to challenge, invalidate or circumvent our copyright, trade secret, trademark and other rights or applications for any of the foregoing. In order to protect our intellectual property rights, we may be required to spend significant resources. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Our failure to secure, protect and enforce our intellectual property rights could seriously adversely affect our brand and adversely impact our business.

We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing our products.

Our commercial success depends significantly on our ability to operate without infringing the patents and other intellectual property rights of third parties. For example, there could be issued patents of which we are not aware that our products infringe. There also could be patents that we believe we do not infringe, but that we may ultimately be found to infringe. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products infringe. For example, pending applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that our product infringes.

Our software is built upon open-sourced code and platforms.  Nevertheless, there is a risk a third party may assert that we are employing their proprietary technology without authorization. If a court held that any third-party patents are valid, enforceable and cover our products or their use, the holders of any of these patents may be able to block our ability to commercialize our products unless we obtained a license under the applicable patents, or until the patents expire. We may not be able to enter into licensing arrangements or make other arrangements at a reasonable cost or on reasonable terms. Any inability to secure licenses or alternative technology could result in delays in the introduction of our products or lead to prohibition of the manufacture or sale of products by us.

 Unfavorable outcomes in intellectual property litigation could limit our research and development activities and/or our ability to commercialize certain products.

 If third parties successfully assert intellectual property rights against us, we might be barred from using certain aspects of our technology, or barred from developing and commercializing certain products. Prohibitions against using certain technologies, or prohibitions against commercializing certain products, could be imposed by a court or by a settlement agreement between us and a plaintiff. In addition, if we are unsuccessful in defending against allegations of patent infringement or misappropriation of trade secrets, we may be forced to pay substantial damage awards to the plaintiff. There is inevitable uncertainty in any litigation, including intellectual property litigation. There can be no assurance that we would prevail in any intellectual property litigation, even if the case against us is weak or flawed. If litigation leads to an outcome unfavorable to us, we may be required to obtain a license from the patent owner, in order to continue our research and development programs or to market our product(s). It is possible that the necessary license will not be available to us on commercially acceptable terms, or at all. This could limit our research and development activities, our ability to commercialize certain products, or both.

Most of our competitors are larger than we are and have substantially greater resources. They are, therefore, likely to be able to sustain the costs of complex patent litigation longer than we could. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our internal research programs, in-license needed technology, or enter into strategic partnerships that would help us bring our product candidates to market.

 In addition, any future patent litigation, interference or other administrative proceedings will result in additional expense and distraction of our personnel. An adverse outcome in such litigation or proceedings may expose us or any future collaborators to loss of our proprietary position, expose us to significant liabilities, or require us to seek licenses that may not be available on commercially acceptable terms, if at all.

Risks Related to Ownership of Our Common Stock

The price of our Common Stock may be volatile and may be influenced by numerous factors, some of which are beyond our control.

Factors that could cause volatility in the market price of our Common Stock include, but are not limited to:

•	actual or anticipated fluctuations in our financial condition and operating results;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	commercial success and market acceptance of NABUfit;

•	success of our competitors in discovering, developing or commercializing products;

•	strategic transactions undertaken by us;

•	additions or departures of key personnel;

•	prevailing economic conditions;

•	disputes concerning our intellectual property or other proprietary rights;

•	sales of our Common Stock by our officers, directors or significant stockholders;

•	future sales or issuances of equity or debt securities by us;

•	business disruptions caused by earthquakes, tornadoes or other natural disasters; and

•	issuance of new or changed securities analysts’ reports or recommendations regarding us.

In addition, the stock markets in general have experienced extreme volatility that has been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our Common Stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to and may rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay”, “say-on-frequency” and “say-on-golden parachute;” and
●
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are not choosing to “opt out” of this provision. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an “emerging growth company” until the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration under the Securities Act, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Future sales of our Common Stock or securities convertible or exchangeable for our Common Stock may cause our stock price to decline.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market after the lock-up and legal restrictions on resale lapse, the price of our Common Stock could decline. The perception in the market that these sales may occur could also cause the price of our Common Stock to decline.

We also plan to file a registration statement in the near future for the shares issued in the Share Exchange and other holders. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates, subject to the lock-up agreements described above. Sales of such shares could cause the price of our Common Stock to decline.

Our Common Stock is or may become subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If our Common Stock is or becomes subject to the “penny stock” rules, it may be more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Based on the beneficial ownership of our Common Stock at November 30, 2015, after giving effect to the Exchange, our officers and directors, together with holders of 5% or more of our outstanding common stock before the Offering and their respective affiliates, will beneficially own approximately 80% of our Common Stock. Accordingly, these stockholders will have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with your interests. For example, these stockholders could delay or prevent a change in control of the Company, even if such a change in control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of the company or our assets and might affect the prevailing price of our Common Stock. The significant concentration of stock ownership may negatively impact the price of our Common Stock due to investors’ perception that conflicts of interest may exist or arise.

Shares of our Common Stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to the closing of the Exchange, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Report, reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. We intend to register such shares for sale under the Securities Act. As a result, unless we register such shares for sale under the Securities Act, some of our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares pursuant to Rule 144, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future; therefore, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on the company. If no securities or industry analysts commence coverage of the company, the price for our Common Stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our business, our stock price could decline. In addition, if our operating results fail to meet the forecast of analysts, our stock price could decline. If one or more of these analysts cease coverage of the company or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our stock price and trading volume to decline.

*    *    *

The risks above do not necessarily comprise all of those associated with an investment in the Company. This Report contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

[Remainder of Page Left Blank]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Report that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

CryptoSign, Inc., a Delaware Corporation (the “Company”) was incorporated in May 1983 in the State of Colorado and re-incorporated in the State of Delaware in April 2008.  On November 30, 2015, we consummated the transaction evidenced by an Agreement and Plan of Share Exchange (the "Share Exchange Agreement") dated October 8, 2015 by and among the Company, NABUfit Global ApS, a Danish company (“NABUfit Denmark”) and Mads H. Frederiksen and Ulrik Møll  (“Shareholder Representatives”), as the representatives of the shareholders holding one hundred percent (100%) of the issued and outstanding capital stock of NABUfit Denmark (collectively, the “NABUfit Shareholders” and each a “NABUfit Shareholder”), pursuant to which the Company acquired from the NABUfit Shareholders all of the issued and outstanding equity interests of NABUfit Denmark in exchange for 15,500,000 shares of the Company (the “Share Exchange”).  As a result of the Share Exchange, the NABUfit Shareholders, as the former shareholders of NABUfit Denmark, became the controlling shareholders of the Company and NABUfit Denmark became a subsidiary of the Company.  The Share Exchange was accounted for as a reverse takeover/recapitalization effected by a share exchange, wherein NABUfit Denmark is considered the acquirer for accounting and financial reporting purposes.  The capital, share price, and earnings per share amount in these consolidated financial statements for the period prior to the reverse merger were restated to reflect the recapitalization in accordance with the exchange ratio established in the merger.

As a result of the Share Exchange, we discontinued our pre-exchange business, acquired the business of NABUfit Denmark and will continue the existing business operations of NABUfit Denmark as a publicly traded company under the name NABUfit Global, Inc upon the effectiveness of an amendment to our Amended and Restated Certificate of Incorporation, effective on or after December 10, 2015.

As the result of the Share Exchange and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of NABUfit Denmark, the accounting acquirer, prior to the Exchange are considered the historical financial results of the Company.

The following discussion highlights NABUfit Denmark’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on NABUfit Denmark’s audited financial statements contained in this Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements of the Company for the period from June 26, 2015 (date of inception) through September 30, 2015, contained herein include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such period have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Company Overview

We design and market the NABUfit virtual training and fitness products and services, a state-of-the-art online fitness portal (the "NABUfit," the "Portal" or “Product”) with the option of connecting existing and future monitoring devices (wearables, etc.).  The Product incorporates interaction and input through Microsoft® Kinect® and other technologies and the option for personal data collection, coaching and teaching through mentor services.

Customers obtain access to the Product through the purchase of monthly or annual memberships and the downloading of the software or mobile device application.  The Product provides custom designed training plans, diet plans and access to mentors and coaching.

Through the Microsoft® Kinect®, the NABUfit product collects and measures data from each exercise and compares that data to a standard and prior data.  Based on the measuring and the data registration in the Kinect® Module the user will get immediate feedback, e.g. as a percentage, a graphic or an emoticon depending on how well the exercise has been performed. This provides a unique experience and quality assurance designed to maximize the effect of the training. The quick feedback will also reduce the risk of injuries and streamline time spent on training.  Users can access training data, statistics and results online or through mobile device applications.

Membership of the Portal will be divided into two levels – a basic membership and a VIP membership.  The difference between the levels of membership will be primarily based upon the access to features and to mentors.

The Portal also offers a social forum for its users, where users can interact with like-minded members and train with them virtually. Some people will experience increased motivation by being part of a group. The member can allow others to see all or part of his profile. The personal profiles of the members can be matched, so the portal will suggest network and training mates, and thereby helping to ensure the optimum composition.  It will be possible to do real-time training with training mates by sharing the screen in a videoconference on the portal.

We plan to market NABUfit initially in the target area of China with a concentrated social media and direct marketing campaigns. We will then expand into the target markets of Europe and the United States.  We will market NABUfit to a broad range of worldwide consumers who are seeking a customized training program and platform without having to attend a gym or training center. Our sales and revenue cycle is based upon monthly subscription fees and purchases of addition products and services.  Subscription payments are automatically charged on a monthly basis and additional payments are processed on a cash basis.

We have not generated any product or service revenue and had net losses of $109,213 during the three months ended September 30, 2015 and net losses of $109,213 for the period from inception (June 26, 2015 through) through September 30, 2015.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. We expect our expenses will increase substantially in connection with our ongoing activities, as we:

•	add personnel to support our product development and commercialization efforts;

•	continue our development efforts; and

•	operate as a public company.

Accordingly, we may seek to fund our operations through public or private equity or debt financings or other sources. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition and our ability to develop enhancements to and integrate new technologies into the NABUfit virtual training and fitness products and services.

Components of Statements of Operations

Operating Expenses

Selling, General and Administrative. Our selling, general and administrative expenses consist primarily of development costs, insurance, rent and utilities. We expect selling, general and administrative expenses to increase in absolute dollars following the consummation of the Share Exchange due to additional legal, accounting, insurance, investor relations and other costs associated with being a public company, as well as other costs associated with growing our business.

Salaries.  Salary expenses includes compensation and related costs for personnel, including employee benefits and accrued vacation.

Professional Fees.  Our professional fees consist of legal, accounting and consulting fees.

Travel and Entertainment.  Travel and entertainment consists of all business travel expenses, including meals.

Interest Expense.  The Company incurs interest expense on a line-of-credit agreement with a variable rate of interest of 6.021%, which is renegotiated annually on June 1.

[Remainder of Page Left Blank]

Results of Operations

The following tables set forth our results of operations for the three months ended September 30, 2015 and for the period from inception (June 26, 2015) through September 30, 2015:

Comparison of the Three Months Ended September 30, 2015 and 2014

The Company was organized June 26, 2015 and therefore there is no comparative prior period.

Operating Expenses. Operating expenses were $108,742 and $108,742 for the three months ended September 30, 2015 and for the period from June 26, 2015 (date of inception) through September 30, 2015, respectively.  Operating expenses consisted mainly of selling, general and administrative expenses of $35,739 and salaries of $29,653 for the three months ended September 30, 2015 and for the period from June 26, 2015 (date of inception) through September 30, 2015, respectively.

Interest Expense. Interest expense was $471 during the three months ended September 30, 2015, which was primarily due to the interest on the line-of-credit agreement.

[Remainder of Page Left Blank]

Liquidity and Capital Resources

Since NABUfit Denmark’s inception in June 2015, it has incurred significant net losses and negative cash flows from operations. During the three months ended September 30, 2015 and the period from June 26, 2015 (date of inception) through September 30, 2015, we had net losses of $109,213 and $109,213, respectively. At September 30, 2015, we had an accumulated deficit of $109,213

At September 30, 2015, we had cash and cash equivalents of $0. To date, we have financed our operations principally through private placements of NABUfit Denmark’s common stock. On October 8th 2015, we received net proceeds of approximately USD $1,795,000 (DKK 11.9 million) from the issuance of shares of NABUfit Denmark’s common stock.

We could potentially use our available financial resources sooner than we currently expect, and we may incur additional indebtedness to meet future financing needs. Adequate additional funding may not be available to us on acceptable terms or at all. In addition, although we anticipate being able to obtain additional financing through non-dilutive means, we may be unable to do so. Our failure to raise capital as and when needed could have significant negative consequences for our business, financial condition and results of operations. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”

The following table summarizes our cash flows for the periods presented:

Cash Flows

Three months ended September 30, 2015 and for the period from June 26, 2015 (date of inception) through September 30, 2015

Loss from operating activities for the three month period ended September 30, 2015 and for the period from June 26, 2015 (date of inception) through September 30, 2015 was $109,213 and $109,213, respectively.

Cash used in Operations for the three month period ended September 30, 2015 and for the period from June 26, 2015 (date of inception) through September 30, 2015 was $96,247 and $96,247, respectively. We anticipate that we will incur significant additional technology development costs in order to execute our business plan.

Cash provided by financing activities was $96,247 for the three month period ended September 30, 2015, and $96,247 for the period from June 26, 2015 (date of inception) through September 30, 2015. NABUfit Denmark also will be the beneficiary of $198,646 as of September 30, 2015 from its merger with CryptoSign, Inc.

Off Balance Sheet Arrangements

As of September 30, 2015, we had no off-balance sheet arrangements. We are not aware of any material transactions that are not disclosed in our consolidated financial statements.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, performance of the service has occurred, the sales price charged is fixed or determinable, and collectability is reasonably assured.  Revenue is net of taxes and discounts and is recorded on an accrual basis.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include the VAT receivable.

Critical Accounting Policies and Estimates

We believe that assumptions and estimates have the greatest potential impact on our financial statements. Therefore, we consider these to be our critical accounting policies and estimates. For further information on all of our significant accounting policies, see the notes to our financial statements.

JOBS Act Accounting Election

We are an “emerging growth company” within the meaning of the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Recently Issued and Adopted Accounting Pronouncements

We review new accounting standards to determine the expected financial impact, if any, that the adoption of each such standard will have. There are no recently issued accounting standards that we believe will have an impact on our financial statements.

[Remainder of Page Left blank]

PROPERTIES

The Company does not own any properties, but currently leases office space in Denmark for $762 (DKK 5,039) per month, without annual escalation.  The term of the lease is five  years, however, the  Company can terminate the lease with six months’ notice but not before October 1, 2017.

[Remainder of Page Left Blank]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our Common Stock at November 30, 2015, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of the Company post-Share Exchange outstanding shares of Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of November 30, 2015 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by such person.

The percentage of shares beneficially owned is computed on the basis of 19,437,236 shares of common stock outstanding November 30, 2015, giving effect to the Share Exchange. Shares of Common Stock that a person has the right to acquire within 60 days of November 30, 2015 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o CryptoSign, Inc., 626 East 1820 North, Orem, Utah 84097.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders

Brian Palm Svaneeng Mertz(3)	2,002,623	—	2,002,623	10. 30%
Maze Holding ApS (4)	2,900,360	—	2,900,360	14.92
Chunmeilin Holding ApS (5)	2,900,360	—	2,900,360	14.92
M. Krarup Holdings IVS(6)	2,900,360	—	2,900,360	14.92
F-Reklame A/S (7)	2,213,400	—	2,213,400	11.39
Kessler & Back ApS	1,478,080	—	1,478,080	7.37
Jan Bech Anderson (8)	985,490	—	985,490	5.07
Other Officers and Directors
Soren Jonassen	105,530	—	105,530	*
Robert Bench (9)	29,457	—	29,457	*
Ole Sigetty (10)	96,667		96,667	*
All current directors and executive officers as a group (seven persons)	9,231,264			47.49%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1) (2)
The address is the address of the Company, 626 East 1820 North, Orem, UT 84097.

Except as indicated, each person has sole and voting and/or investment power over the shares listed, subject to applicable community property laws.  There are no options granted or outstanding.

(3)
Includes 980,952 shares owned by World Wide Investment Fund and 644,000 shares owned by Stratega ApS and 185,000 shares owned by Growthcom ApS, which may be deemed to be beneficially owned by Mr. Mertz who is a control person in each company.

(4)	Owned and controlled by Michael John Maze.

(5)	Owned and controlled by Ulrik Møll, Chief Executive Officer.

(6)	Owned and controlled by Morten Krarup, member of Board of Directors.

(7)	Owned and controlled by Mads Frederiksen, Chairman of the Board of Directors.

(8) (9) (10)
Shares deemed beneficially owned by Morton Albaek, member of the Board of Directors

Includes 8,885 shares owned by Vector Capital, LLC, an entity controlled by Mr. Bench, President and Chief Financial Officer

Includes 66,667 shares owned by FFP ApS, an entity owned and controlled by Mr. Sigetty, a member of the Board of Directors.

 [Remainder of Page Left Blank]

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Share Exchange:

Name	Age	Positions(s)
Executive Officers
Ulrik Moll	48	Chief Executive Officer
Robert Bench	66	President and Chief Financial Officer

Non-Employee Directors
Mads H. Frederiksen (1)(2)	41	Director, Chairman
Soren Jonassen (1)(3)	47	Director
Morten Krarup (3)	43	Director
Morten Nødgaard Albæk (2)	40	Director
Ole Sigetty	56	Director

(1)Member of audit committee. (2)Member of compensation committee. (3)Member of nominating and corporate governance committee.

Executive Officers

Ulrik Møll, Chief Executive Officer.  Since the inception of NABUfit Denmark, Mr. Moll has served as its Chief Executive Officer of the Company.  Prior to his starting NABUfit Denmark, Mr. Moll served as the Managing partner at Idisplay Interactive from 2010 through 2015, where Mr. Moll helped Idisplay become a market leader within interactive solutions. Since 2010, Idisplay delivered IT-solutions to customers as Dansk Supermarked, TDC and DSB and has delivered a tele-medical IT system for online rehabilitation of citizens in their own home. During the last 4 years, the system has been distributed in Denmark and abroad.  Mr. Moll has served as a Managing Director and Director for Welfare Denmark since 2013.

Robert Bench, President and Chief Financial Officer- Mr. Bench has served as our President and Chief Financial Officer since October 2007 and as a member of our board of directors from December 2007 through November 2014.  Mr. Bench was a founder and since April 1999 has been a managing member of BayHill Group LC, a consulting group focused on assisting microcap companies (“BayHill Group”). From January 2005 until April 2007, he also served as the Chief Financial Officer of Innuity, Inc. (INNU), software as a service company that delivers applications for small business. From November 2000 until August 2004, he also served as Chief Financial Officer of The SCO Group (SCOX), a developer and marketer of software applications and operating systems. Mr. Bench is a certified public accountant and holds a bachelor degree in accounting from Utah State University.

Board Composition

Non-Employee Directors

Mads Frederiksen, Director and Chairman- Mr. Frederiksen was appointed to the Board of Directors on November 30, 2015.  Mr. Frederiksen currently serves as the Chief Executive Officer and co-owner of F. Reklame, a sports agency, which for more than 40 years has specialized in sports marketing. The clients include among others Peter Schmeichel, Kasper Schmeichel, Michael Laudrup, Brian Laudrup, Michael Maze, Thorbjorn Olesen and Morten Olsen. Mr. Fredericksen deals with sponsorships, TV contracts, events, media handling, etc.

Soren Jonassen, Mr. Jonassen has served as a director since April 2012. Mr. Jonassen is an experienced professional with over 25 years in audit profession in Denmark. He was appointed as a certified public accountant in 1996 and served as audit manager in Arthur Andersen until 1996 and has been serving as audit partner in Crowe Horwath Denmark since 1996. Mr. Jonassen is a CPA and holds a degree of master in business economy from Copenhagen Business School. Mr. Jonassen has served as CEO of Crowe Horwath where he was also International liaison partner establishing a professional worldwide network. During his professional work he has assisted start-ups and a large number of small to midsized companies, including assisting with IPO’s in Denmark and USA. Mr. Jonassen has specialized in IFRS public reporting and conversion process.  He has been an adviser in large M&A transactions, and has been co-founder of a number of private companies in Denmark in a number of different sectors.

Morten Krarup, Director, Mr. Krarup was appointed as a Director on November 30, 2015.  Since 2014, Mr. Krarup has served as a Completion and Well Intervention Engineer at Weatherford Denmark.  Prior to this position, Mr. Krarup worked as a Senior Wireline and Logging Supervisor for Archer Denmark from September 2005 until February 2014.Mr. Krarup is also engaged in Business Development and Project Management in the oil industry in Denmark and Netherlands. Mr. Krarup has been key to the creation of NABUfit.

Ole Sigetty, Director- Mr. Sigetty has served as a Director since November 2014. Mr. Sigetty is an experienced professional with more than 30 years as an attorney-at-law in Denmark.  Mr. Sigetty is admitted to the Supreme Court of Denmark where he appears regularly. Mr. Sigetty is a senior partner of the Law Firm Németh & Sigetty A/S, Copenhagen, Denmark. During his professional work, Mr. Sigetty, has practiced business law and litigation with a focus on M&A transactions, contract law, and public listings. Mr. Sigetty has served on several boards as both director chairman including the position of chairman of the board of Guava A/S, a Danish online marketing company listed on the Danish Share Exchange in the period 2004-2009, director and chairman of the board Norwegian listed entertainment company, Nio Inc., in the period 2012-2013, director and chairman of the board of International Food Science Center A/S and director of MMC Optical A/S, director of Seven Seas Clothing Co. A/S.  Mr. Sigetty holds a Master of Arts in Journalism and Public Affairs from the American University in Washington D.C.

Morten Albæk, Director- Mr. Albæk was appointed as a Director on November 30, 2015.  Mr. Albæk currently serves as the Chief Executive Officer and Co-founder of the investment company Voluntas A/S.  Prior to this position, Mr. Albæk served as the CMO & Group Senior Vice President, Vestas Wind Systems A/S from 2009 through July 2015. Mr. Albæk currently serves as a board member for various other companies, including, Jmw Consulting ApS (Chairman) Brøndbyernes I.F. Fodbold A/S (member), Vertic A/S (member) and Voluntas Danmark A/S (member).

As of the date hereof, we have no other significant employees and do not anticipate adding any key employees other than our executive officers identified above.

Director Independence

Our board of directors currently consists of five members. We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the board of directors be “independent.” Nevertheless, our board of directors has determined that all of our directors qualify as “independent” directors in accordance with listing requirements.  In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Except as discussed above, to our knowledge, there have been no events under any bankruptcy act, criminal proceedings and no federal or state judicial or administrative orders, judgments, decrees or findings, no violations of any federal or state securities laws, and no violation of any federal commodities law material to the evaluation of the ability and integrity of any director (existing or proposed), executive officer (existing or proposed), promoter or control person of the Company during the past 10 years.

To our knowledge, there are no material proceedings to which any director (existing or proposed), officer (existing or proposed), affiliate of the Company, any holder of 5% or more of our currently outstanding common stock, any associate of any such director or officer, or any affiliate of such security holder that is adverse to us or has a material interest adverse to us. There are no family relationships among any of the officers and directors.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-person transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board of Directors has standing Audit Committee. To date, our Board of Directors has not established a Compensation, Nominating or Governance Committee, in part because our Board of Directors believes that, at this stage of our development, all of our directors should be actively involved in the matters which would be addressed by such a committee. We may, in the future, establish a Compensation, Nominating or Governance Committee. We believe each of the directors serving on our Audit Committee is an independent director pursuant to NASD Rule 4200(a) (15).

Audit Committee. Soren Jonassen and Mads Frederiksen serve as members of the Audit Committee, with Mr. Jonassen serving as Chairman. Our Board of Directors has determined that Mr. Jonassen satisfies the criteria for an audit committee financial expert under Rule 401(e) of Regulation S-B promulgated by the SEC. Each member of our Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, statements of operations and statements of cash flows. The functions of the Audit Committee are primarily to: (a) facilitate the integrity of our financial statements and internal controls, (b) oversee our compliance with legal and regulatory requirements related to accounting and/or financial controls, (c) evaluate our independent registered public accounting firm’s qualifications and independence, (d) oversee the performance of any internal audit function that we may adopt and oversee our independent registered public accounting firm, and (e) review our systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards related to accounting and/or financial controls we have adopted. Our Board of Directors has adopted a written charter for our Audit Committee, a copy of which is available on the Company’s website, www.nabufitglobal.com. Except as otherwise required by applicable laws, regulations or listing standards or our Audit Committee Charter, major decisions regarding our activities and operations are considered by our Board of Directors as a whole.

Compensation Committee. Soren Jonassen and Morten Albæk serve as members of the Compensation Committee of our Board of Directors, with Søren Jonassen serving as Chairman. The functions of our Compensation Committee are primarily to: (a) to oversee the responsibilities of the Board relating to compensation, and (b) to ensure that our compensation plans, programs and values transferred through cash pay, stock and stock-based awards, whether immediate, deferred, or contingent are fair and appropriate to attract, retain and motivate management and are reasonable in view of company economics and of the relevant practices of other, similar companies. Our Board of Directors has adopted a written charter for our Compensation Committee, a copy of which is available on the Company’s website, www.nabufitglobal.com.

Director Nominations. Our Board of Directors will consider recommendations for director nominees by shareholders if the names of those nominees and relevant biographical information are submitted in writing to our Corporate Secretary in the manner described for shareholder nominations below under the heading “Proposals of Shareholders.” All director nominations, whether submitted by a shareholder or the Board of Directors, will be evaluated in the same manner.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.nabufitglobal.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered or intend to enter into indemnification agreements with each of our directors, officers and certain other employees prior to the consummation of the Share Exchange. These agreements will provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our certificate of incorporation, of our bylaws and of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this Report.

The limitation of liability and indemnification provisions in our certificate of incorporation and may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

Compensation of Directors

On March 6, 2012 the Company adopted a compensation plan for its non-management Board members. Compensation includes cash and non-cash components.  The cash component is based on attendance at Board meetings in accordance with the following table:

	Quarterly	Face to Face Mtg.	Telephonic Mtg.
Board Chairman	$4,000	$1,500	$750
Board Member	$3,000	$1,000	$500
Committee Chair		$500	$250
Committee Member		$400	$200

In addition, non-management Board members receive stock option grants from time to time with the minimum set forth in the following table:

	Upon Election (1)	Annual Refresh (2)
Board Chairman	40,000 options	7,000 options
Board Member	30,000 options	6,000 options

(1)	One time grant at time of election or reappointment to the board. Options to be priced at the 5-day volume weighted average price (“VWAP”) prior to the date of election.

(2)	Shares to be granted each year when the board member is re-elected at the Company’s annual shareholder meeting. Options will be priced at the 5-day VWAP prior to the date of shareholder meeting.

In connection with their service as directors of CryptoSign prior to the Share Exchange, directors Soren Jonassen and Ole Sigetty and former director Brian P.S. Mertz were each issued 66,667 shares of common stock in lieu of $50,000 compensation during the year ended June 30, 2015.  In addition, in September 2015, the Board of Directors approved the payment of $67,500 to each of Jonassen, Sigetty and Mertz for their service as directors and officers for the year ending June 30, 2016, which amounts were paid in the form of 30,000 shares of common stock in the Company.  No other fees were paid to directors for the fiscal year ended June 30, 2015 or for the period from June 26, 2015 (date of inception) through September 30, 2015.  Notwithstanding the compensation plan set forth above, no other stock grants, options or fees were paid to any Company Director during the years ended June 30, 2015 and 2014 or during the three month periods ended September 30, 2015 and 2014 except as set forth in this paragraph.

.

Director Compensation Table

The following table sets forth information for the year ended June 30, 2015 regarding the compensation awarded to, earned by or paid to the Company’s directors:

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	Stock Awards ($)(2)	Total($)
Soren Jonassen		$0	66,667	$50,000
Ole Sigetty		$0	66,667	$50,000
Brian Palm Svaneeng Mertz (3)		$0	66,667	$50,000

(1) (2) (3)
Any amounts reported in the Option Awards column represent the grant date fair values of stock options granted during the year ended June 30, 2015 as calculated in accordance with ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting provisions.

In January 2015 Director Soren Jonassen and former Directors Ole Sigetty and Brian Palm Svaneeng Mertz each received $50,000 in compensation for the 2014/2015 year, which amount was paid in the form of 66,667 shares of common stock ($0.7499 per share) granted to each director.

Mr. Mertz resigned as a member of the Board of Directors on November 30, 2015, in connection with the closing of the Share Exchange.

The following table sets forth information for the period from June 26, 2015 (date of inception) through September 30, 2015, regarding the compensation awarded to, earned by or paid to NABUfit Denmark’s non-employee directors as if NABUfit Denmark had been a reporting company on September 30, 2015.  The table also includes compensation awarded to Company directors Soren Jonassen, Ole Sigetty and Brian Palm Svaneeng Mertz, during that same period.  Following the closing of the Share Exchange, all of the following persons (with the exception of Mr. Mertz) will continue to serve as non-employee members of the Board of Directors.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)		Stock Awards ($)		Total($)
Mads H. Frederiksen	$	$	$		$
Morten Krarup
Morton Albaek
Soren Jonassen(2)
Ole Sigetty(2)
Brian Palm Svaneeng Mertz(2)(3)

(1) (2) (3)
Any amounts reported in the Option Awards column represent the grant date fair values of stock options granted during the period from June 26, 2015 (date of inception) through September 30, 2015 as calculated in accordance with ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting provisions.

In October 2015 Director Soren Jonassen and former Directors Ole Sigetty and Brian Palm Svaneeng Mertz each received $67,500 in compensation, which amount was paid in the form of 30,000 shares of common stock granted to each director.

Mr. Mertz resigned as a member of Board of Directors on November, 30, 2015, in connection with the Closing of the Share Exchange.

Involvement in Certain Legal Proceedings

Except as set forth below, none of our directors or executive officers has been involved in any of the following events during the past 10 years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

On September 10, 2009, former director Brian Mertz was convicted of stock manipulation for actions taken in June 2006, when he bought shares in Notabene.net A/S listed on Nasdaq First North in Denmark for approximately DKK 14,000 (approximately USD $ 2,200), a company in which he served as CEO, leading to an increase of the share price.  The incident was investigated in June of 2006 and Mr. Mertz was indicted and convicted in 2009.  Mr. Mertz served a one-year suspension and paid a fine in the amount of approximate $1,500.

[Remainder of Page Left Blank]

EXECUTIVE COMPENSATION

During the year ended June 30, 2015 and for the period ended September 30, 2015, the Company paid the amounts set forth in the following table to Brian Mertz, the Company’s Chief Executive Officer and Robert Bench, the Company’s President and Chief Executive Officer.  No other executive officers received total annual compensation in excess of $100,000.
Person	Year/Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Comp ($)	All Other Comp. ($)	Total ($)

Brian Mertz (1)	June 30, 2015 (12 Months)	$ -	-	$50,000	-	-	-	$50,000
	Sept. 30 2015 (3 months)	$7,500	-	-	-	-	-	$7,500
Robert K. Bench (2)	June 30, 2015 (12 Months)	$154,000	-	-	-	-	-	$154,000
	Sept. 30 2015 (3 months)	$35,000	-	-	-	-	-	$35,000

(1)	Mr. Mertz served as CryptoSign’s Chief Executive Officer from October 2014 to November 30, 2015.
(2)	Mr. Bench has served as CryptoSign’s President since October 2008 and Chief Financial Officer since November 30, 2008.

In addition, the Board of Directors approved the payment of $7,500 to Mr. Mertz, the Chief Executive Officer of CryptoSign prior to the Share Exchange, in each of the months of September, October and November 2015.

Upon the closing of the Share Exchange on November 30, 2015, NABUfit Denmark became a wholly owned subsidiary of the Company. The following summarizes the compensation earned during period from June 26, 2015 (date of inception) through September 30, 2015 and includes a discussion of compensation arrangements by the individuals who would have been deemed its named executive officers, or NEOs, had NABUfit Denmark been a reporting company during this period, which would have been as follows:

Person	Year/Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-equity Incentive Comp ($)	All Other Comp. ($)	Total ($)

Ulrik Moll(2)	June 26, 2015 through Sept. 30, 2015	$45,000	-	-	-	-	-	$45,000

(1)
The amounts reported in the Option Awards columns represent the grant date fair values of stock options granted during the period from June 26, 2015 (date of inception) through September 30, 2015 as calculated in accordance with ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting provisions.

(2)	Ulrik Moll has served as the Company’s Chief Executive Officer since June 26, 2015 (date of inception).
 Outstanding Equity Awards at September 30, 2015

There were no outstanding equity awards held by any of the NEOs at September 30, 2015.

Narrative to 2015 Summary Compensation Table and Outstanding Equity Awards at 2015 Fiscal Year End

In connection with the Share Exchange, each of the NEOs continues to be employed with us under the terms of their employment agreement or offer letter, as applicable, with NABUfit Denmark.

Termination of the 2008 Stock Incentive Plan

In connection with consummation of the Share Exchange, the Company has terminated the 2008 Stock Incentive Plan (“2008 Plan”) held by CryptoSign prior to the Share Exchange and plans to adopt a new Stock Incentive Plan in the near future.  Under the 2008, the Company had available the following types of awards are available under the Stock Incentive Plan: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) performance awards.  As of the date of this filing, no options or other awards are outstanding and therefore no such awards will be assumed in connection with the Share Exchange and no awards are required to be cancelled.

[Remainder of Page Left Blank]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of the Company’s total assets as of the end of last two completed fiscal year0s. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons. The descriptions set forth above under the captions “The Share Exchange and Related Transactions—Exchange Agreement,” “—2008 Stock Option and Incentive Plan,” “—Lock-up Agreements and Other Restrictions” and “Executive Compensation—Employment and Related Agreements” and “—Director Compensation” and below under “Description of Securities—Options” are incorporated herein by reference.

Except as set forth below, there have been no transactions since the date of inception of NABUfit Denmark on June 26, 2015 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of NABUfit Denmark’s pre-Share Exchange capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.” The following description is historical and has not been adjusted to give effect to the Share Exchange or the share conversion ratio pursuant to the Share Exchange Agreement.

Sales and Purchases of Securities

Sale of Common Stock by NABUfit Denmark

The table below sets forth the number of shares of common stock sold or issued to our directors, executive officers or holders of more than 5% of NABUfit Denmark’s capital stock, or an affiliate or immediate family member thereof.

Name	Date of Sale	Number of Shares of Common Stock(1)	Aggregate Purchase Price ($)
Maze Holding ApS	June 26, 2015	9,356	$1,403
Chunmeilin Holding ApS(2)	June 26, 2015	9,356	$1,403
M. Krarup Holding IVS(3)	June 26, 2015	9,356	$1,403
F-Reklame A/S(4)	June 26, 2015	7,266	$1,090
Mikkel Kessler	June 26, 2015	4,768	$715
Jan Bech Anderson(5)	October 8, 2015	3,179	$905,368

(1)	Number of shares is pre-Share Exchange and does not reflect shares issued in connection with Share Exchange.

(2)	Owned and controlled by Ulrik Moll, Chief Executive Officer

(3)	Owned and controlled by Morten Krarup, member of the Board of Directors

(4)	Owned and controlled by Mads Frederiksen, Chairman of the Board of Directors

(5)	Shares deemed beneficially owned by Morton Albaek, a member of the Board of Directors

Employment Agreements and Offer Letters

In connection with the Share Exchange, each of our new executive officers became employed with us under the terms of their employment agreement or offer letter, as applicable, with the Company. For more information regarding these employment agreements for Messrs, Moll and Bench, see the section titled “Executive Compensation — Narrative to 2015 Summary Compensation Table and Outstanding Equity Awards at 2015 Year End.”

Policies and Procedures for Related-Person Transactions

Our board of directors has adopted a written related-person transaction policy, to be effective upon the consummation of the Share Exchange, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

 [Remainder of Page Left Blank]

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol “CPSN”.  We intend to change the symbol in connection with a name change in the near future.

However, there has been very limited trading to date, and an active trading market may never develop.

As of the date of this Report, we have 19,437,236 shares of Common Stock outstanding held by approximately 330 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Shares Eligible for Future Sale

Prior to the Share Exchange, there has been a limited public market for our Common Stock. Future sales of our Common Stock in the public market after the Share Exchange, or the perception that those sales may occur, could cause the prevailing price for our Common Stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our Common Stock will be available for sale in the public market for a period of several months after consummation of the Share Exchange due to contractual and legal restrictions on resale described below. Future sales of our Common Stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our Common Stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Sale of Restricted Shares

Of the approximately 19,437,236 million shares of Common Stock outstanding upon completion of the Share Exchange, approximately 13,545,678 shares of Common Stock will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Regulation S, which rules are summarized below.

Lock-up Agreements

In connection with the Share Exchange, holders of 13,508,870 of our Common Stock have agreed, subject to certain exceptions, not to dispose of or hedge any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of the lock-up agreement continuing through the date 12 months after the date of the Share Exchange, except with our prior written consent.

Following the lock-up periods set forth in the agreements described above, and assuming that no parties are released from these agreements and that there is no extension of the lock-up period, certain of the shares of Common Stock that are restricted securities or are held by our affiliates as of the date of the Share Exchange will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.

Rule 144

Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Report, reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. We intend to register such shares for sale under the Securities Act, but are currently a “voluntary filer” and are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As a result, unless we register such shares for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the U.S., provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the U.S. (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of Common Stock may be sold in some other manner outside the U.S. without requiring registration in the U.S.

[Remainder of Page Left Blank]

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 100,000,000 shares of Common Stock and 400,000 shares of preferred stock. As of the date of this Report, we had 19,437,236 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our amended and restated charter or bylaws would delay, defer or prevent a change in control.

Warrants and Options

As of the date hereof, the Company has no issued or outstanding warrants options or other outstanding convertible securities.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws that will be in effect immediately prior to the consummation of the Share Exchange contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the price of our Common Stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our Common Stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by our board of directors, our chairman of the board of directors, chief executive officer, or in the absence of a chief executive officer, the president.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see the section titled “Directors, Executive Officers, Promoters and Control Persons—Limitation on Liability and Indemnification Matters.”

Transfer Agent

The transfer agent and registrar for the common stock is Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121.

[Remainder of Page Left Blank]

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

[Remainder of Page Left Blank]

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Shares Issued in Connection with the Share Exchange

On November 30, 2015, pursuant to the terms of the Share Exchange Agreement, all of the shares of stock of NABUfit Denmark, were exchanged for 15,500,000 restricted shares of our Common Stock. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Unregistered Securities of NABUfit Denmark

The following list sets forth information as to all securities NABUfit Denmark sold from June 26, 2015 (date of inception) through immediately prior to the consummation of the Share Exchange. The following description is historical and has not been adjusted to give effect to the Share Exchange or the share conversion ratio pursuant to the Share Exchange Agreement.

In connection with the organization of NABUfit Denmark on June 26, 2015, the following persons subscribed for the following number of shares (as adjusted to reflect subsequent issuance and transfers).

Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
Maze Holding ApS	9,356	1,403
Chunmeilin Holding ApS	9,356	1,403
M. Krarup Holding IVS	9,356	1,403
F-Reklame A/S	7,266	1,090
Mikkel Kessler	4,768	715
Ole Krebs	1,727	259
Anders Fredsborg	120	18
Lars Weibom	874	131
GD Investments ApS	874	131

On October 8, 2015, NABUfit Denmark issued an aggregate of 6,303 shares of common stock at a price per share of $284.77 (DKK 1,888) for the aggregate gross consideration of approximately $1,795,000 to Danish investors Arne Nilsson, Jan Bech Anderson, Bent Østergaard and LF Investments.

Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
LF Investments	2,649	$754,355
Bent Østergaard	264	$75,179
Arne Nilsson	211	$60,086
Jan Bech Anderson(1)	3,179	$905,283

(1)	Shares deemed beneficially owned by Morton Albaek, a member of the Board of Directors.

In connection with the foregoing issuances, the Company redeemed 9,536 shares in exchange for USD $377,250 (DKK 2.5 million) on October 8, 2015.

[Remainder of Page Left Blank]

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

There has been no material modification to the rights of security holders.

[Remainder of Page Left Blank]

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information regarding change of control of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

[Remainder of Page Left Blank]

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

For information regarding the terms of employment of our newly appointed executive officers, see “Executive Compensation” and “Certain Relationships and Related Transactions—Employment Agreements and Offer Letters” in Item 2.01 of this Current Report on Form 8-K, which description is incorporated herein by reference. For certain biographical, related party and other information regarding our newly appointed executive officers, see the disclosure under the headings “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

For information about compensation to our directors, see “Directors, Executive Officers, Promoters and Control Persons—Director Compensation” in Item 2.01 of this Current Report on Form 8-K, which description is incorporated herein by reference. For information about the committees each director serves on, see “Directors, Executive Officers, Promoters and Control Persons—Board Committees” in Item 2.01 of this Current Report on Form 8-K, which description is incorporated herein by reference. There are no arrangements or understandings pursuant to which any of our current directors was appointed as a director. For certain biographical, related party and other information regarding our newly appointed directors, see the disclosure under the headings “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

 [Remainder of Page Left Blank]

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Amendments to Articles of Incorporation

Prior to the consummation of the Share Exchange, shareholders holding approximately 50.68% of the Company’s then issued and outstanding shares common stock approved an amendment (“Amendment”) to the Company’s Amended and Restated Articles of Incorporation, as described more fully in the Definitive Information Statement on Schedule 14C (as amended) filed with the SEC on November 20, 2015. The Amendment changes the name of the Company to NABUfit Global, Inc. and is effective as of December 10, 2015.

[Remainder of Page Left Blank]

ITEM 5.06   CHANGES IN SHELL COMPANY STATUS.

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

[Remainder of Page Left Blank]

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 8, 2015, stockholders holding 50.86% of the then outstanding shares of our common stock executed a written consent in lieu of meeting to approve the Share Exchange Agreement.

On November 11, 2015, stockholders holding 50.86% of the then outstanding shares of our common stock executed a written consent in lieu of meeting to approve the Amendment to the Amended and Restated Certificate of Incorporation;

The information regarding submission of matters to a vote of security holders set forth in Item 5.03, “Amendments to Articles of Incorporation or Bylaws” is incorporated herein by reference.

[Remainder of Page Left Blank]

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the following are filed as exhibits to this Current Report on Form 8-K:

Audited financial statements of NABUfit Denmark as of, and for the period from June 26, 2015 (date of inception) through September 30, 2015 are filed as Exhibit 99.1 hereto.

(b)	Pro Forma Financial Information

In accordance with Item 9.01(b), the unaudited pro forma condensed combined financial statements as of, and for the fiscal year ended June 30, 2015 and as of and for the three months ended September 30, 2015, and the accompanying notes are filed as Exhibit 99.2 hereto.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits.

Reference is made to the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated herein by reference.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

[Remainder of Page Left Blank]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYPTOSIGN, INC.
Dated: December 3, 2015	By:	/s/ Ulrik Moll
		Name:	Ulrik Moll
		Title:	Chief Executive Officer

Exhibit Number	Description

2.1
Agreement and Plan of Share Exchange, dated as of October 8, 2015, by and among CryptoSign, Inc., NABUfit Global ApS and the shareholders of NABUfit Global ApS (incorporated by reference to to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on October 13, 2015).

2.2	Amendment to the Agreement and Plan of Share Exchange, dated as of November 1, 2015, by and among CryptoSign, Inc., NABUfit Global ApS and the shareholders of NABUfit Global ApS.

3.1	Certificate of Incorporation of BayHill Capital Corporation, dated April 24, 2008 (incorporated by reference as Exhibit 99.5 to Form 8-k filed on April 30, 2008).

3.2	Certificate of Amendment of Certificate of Incorporation Registrant, filed on March 19, 2012. (incorporated by reference to Exhibit 3.3 to Form 8-K filed on April 5, 2012).

3.3	Amended and Restated Certificate of Incorporation, effective December 15, 2014 (incorporated by reference as Exhibit 3.2 to Form 8-K filed on December 24, 2014).
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective June 29, 2015.
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective December 10, 2015.

3.6	Bylaws of BayHill Capital Corporation, as adopted on May 12, 2008 (incorporated by reference to Exhibit 3.1 to Form 10-KSB filed on May 14, 2008).
10.1	Form of Lock Up Agreement dated October 8, 2015 between the CryptoSign, Inc., and certain individuals and entities.
10.2	Office Lease effective October 1, 2015, by and between 79301 ApS and NFG af26. juni 2015 APS.
99.1	Audited Financial Statements of NABUfit Global ApS as of, and for the period from June 26, 2015 (date of inception) through September 30, 2015
99.2	Pro Forma financial information